Exhbit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-111532) of Natural Resource Partners L.P. and in the related Prospectus of our reports with respect to the financial statements listed below, and Natural Resource Partners L.P. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Natural Resource Partners L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Report Date	Financial Statements
February 21, 2005	Consolidated Financial Statements of Natural Resource Partners L.P.
February 7, 2003	Financial Statements of Western Pocahontas Properties Limited Partnership
February 7, 2003	Financial Statements of Great Northern Properties Limited Partnership
February 7, 2003	Financial Statements of New Gauley Coal Corporation
February 21, 2005	Consolidated Balance Sheet of NRP (GP) LP included as Exhibit 99.1

ERNST & YOUNG LLP

Houston, Texas
February 25, 2005